Aviat Networks Announces Fiscal 2026 Fourth Quarter and Twelve Months Financial Results

Fourth Quarter Total Revenue of $120.9 million
Q4 Operating Income of $5.8 million; Q4 Non-GAAP Operating Income of $10.0 million
Q4 Net Loss of $1.3 million; Q4 Adjusted EBITDA of $11.9 million
Q4 Diluted Loss per Share of $(0.10); Q4 Non-GAAP Diluted Earnings per Share of $0.64

AUSTIN, Texas, August 27, 2026 -- Aviat Networks, Inc. (“Aviat Networks,” “Aviat,” or the “Company”), (Nasdaq: AVNW), the leading expert in wireless transport and access solutions, today reported financial results for its fiscal 2026 fourth quarter and twelve months ended July 3, 2026.

Fourth Quarter Highlights
•Completed sixth consecutive fiscal year of revenue growth; FY26 revenue of $439.7 million, up 1.2% versus the prior year
•Increased Q4 total revenue to $120.9 million, up 4.8% versus the year ago period; Q4 North America revenue of $68.3 million, up 17.8% versus the year ago period
•Finished the fiscal year with backlog of $367 million, up 14% year-over-year; maintained a trailing-twelve month book-to-bill ratio greater than 1 in the quarter
•Secured significant order in the U.S. from an existing customer for $25.0 million to $30.0 million
•Repurchased $2.2 million of shares in Q4 at an average price of $16.55 per share
Fourth Quarter Financial Highlights

•Total Revenues: $120.9 million; North America revenues of $68.3 million, up $10.3 million from the year ago period
•GAAP Results: Gross Margin 30.8%; Operating Expenses $31.4 million; Operating Income $5.8 million; Net Loss $1.3 million; Net Loss per diluted share (“Net Loss per share”) $(0.10)
•Non-GAAP Results: Adjusted EBITDA $11.9 million; Gross Margin 30.9%; Operating Expenses $27.3 million; Operating Income $10.0 million; Net Income $8.3 million; Net Income per share $0.64
•Cash and Cash Equivalents: $72.8 million
•Net Debt: $24.2 million
Full Year Financial Highlights
•Total Revenues: $439.7 million, up 1.2% from last year
•GAAP Results: Gross Margin 31.5%; Operating Expenses $119.1 million; Operating Income $19.2 million; Net Income $2.5 million, Net Income per diluted share $0.19
•Non-GAAP Results: Adjusted EBITDA $36.7 million; Gross Margin 31.8%; Operating Expenses $109.2 million; Operating Income $30.6 million; Net Income per diluted share $1.66
Fiscal 2026 Fourth Quarter and Twelve Months Ended July 3, 2026
Revenues
The Company reported total revenues of $120.9 million for its fiscal 2026 fourth quarter, compared to $115.3 million in the fiscal 2025 fourth quarter, an increase of $5.5 million or 4.8%. North America revenue of $68.3 million increased by $10.3 million or 17.8%, compared to $58.0 million in the prior year due to growth with mobile service providers and private network customers. International revenue of $52.6 million decreased by $4.8 million or 8.3%, compared to $57.3 million in the prior year due to timing of certain mobile network projects.
For the twelve months ended July 3, 2026, total revenue increased by 1.2% to $439.7 million, compared to $434.6 million in the same period of fiscal 2025. North America revenue of $220.0 million increased by $12.4 million or 6.0%, compared to $207.6 million in the same period of fiscal 2025. International revenue of $219.7 million decreased by $7.4 million or 3.2% as compared to $227.0 million in the same period of fiscal 2025.
Gross Margins
In the fiscal 2026 fourth quarter, the Company reported GAAP gross margin of 30.8% and non-GAAP gross margin of 30.9%. This compares to GAAP gross margin of 34.2% and non-GAAP gross margin of 34.7% in the fiscal 2025 fourth quarter, a decrease of 340 and 380 basis points, respectively. The fluctuations were driven by product and customer mix.
For the twelve months ended July 3, 2026, the Company reported GAAP gross margin of 31.5% and non-GAAP gross margin of 31.8%. This compares to GAAP gross margin of 32.1% and non-GAAP gross margin of 32.8% in the same period of fiscal 2025.
Operating Expenses
The Company reported GAAP total operating expenses of $31.4 million for the fiscal 2026 fourth quarter, compared to $30.6 million in the fiscal 2025 fourth quarter, an increase of $0.8 million or 2.7%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and litigation and other expenses for the fiscal 2026 fourth quarter were $27.3 million, compared to $27.1 million in the prior year, an increase of $0.2 million or 0.8%.
For the twelve months ended July 3, 2026, the Company reported total operating expenses of $119.1 million, compared to $128.9 million in the same period of fiscal 2025, a decrease of $9.8 million or 7.6%. Non-GAAP total operating expenses, excluding the impact of restructuring charges, share-based compensation, and litigation and other expenses for the twelve months ended July 3, 2026 were $109.2 million, as compared to $113.5 million in the same period of fiscal 2025, a decrease of $4.3 million or 3.8%.
Operating Income
The Company reported GAAP operating income of $5.8 million for the fiscal 2026 fourth quarter, compared to $8.9 million in the fiscal 2025 fourth quarter, a decrease of $3.1 million or 34.4%. On a non-GAAP basis, the Company reported operating income of $10.0 million for the fiscal 2026 fourth quarter, compared to $12.9 million in the prior year, a decrease of $2.9 million or 22.7%.
For the twelve months ended July 3, 2026, the Company reported GAAP operating income of $19.2 million, as compared to $10.6 million in the same period of fiscal 2025, an increase of $8.7 million or 81.9%. On a non-GAAP basis, the Company reported operating income of $30.6 million, compared to $29.0 million in the same period of fiscal 2025, an increase of $1.5 million or 5.2%.
Income Taxes
The Company reported GAAP income tax expense of $6.2 million in the fiscal 2026 fourth quarter, compared to $5.0 million in the fiscal 2025 fourth quarter.
For the twelve months ended July 3, 2026, the Company reported GAAP income tax expense of $10.7 million compared to $2.2 million in the same period of fiscal 2025.
Net Income / Net Income Per Share
The Company reported GAAP net loss of $1.3 million in the fiscal 2026 fourth quarter and GAAP net loss per share of $0.10. This compared to GAAP net income of $5.2 million or GAAP net income per share of $0.40 in the fiscal 2025 fourth quarter. On a non-GAAP basis, the Company reported net income of $8.3 million or non-GAAP net income per share of $0.64, compared to non-GAAP net income of $10.7 million or $0.83 per share in the prior year.
The Company reported GAAP net income of $2.5 million for the twelve months ended July 3, 2026, or GAAP net income per fully diluted share of $0.19. This compared to GAAP net income of $1.3 million or $0.10 per share in the comparable fiscal 2025 period. On a non-GAAP basis, the Company reported net income of $21.6 million or net income per share of $1.66 for the twelve months ended July 3, 2026, as compared to non-GAAP net income of $21.4 million or $1.67 per share in the comparable fiscal 2025 period.
Adjusted EBITDA
Adjusted earnings before interest, tax, depreciation and amortization (“Adjusted EBITDA”) for the fiscal 2026 fourth quarter was $11.9 million, compared to $15.1 million in the fiscal 2025 fourth quarter.
For the twelve months ended July 3, 2026, the Company reported Adjusted EBITDA of $36.7 million, as compared to $37.1 million in the comparable fiscal 2025 period.
Balance Sheet Highlights
The Company reported $72.8 million in cash and cash equivalents as of July 3, 2026, compared to $78.1 million as of March 27, 2026. As of July 3, 2026, total debt was $97.0 million.

Fiscal 2027 Full Year Guidance
The Company established its fiscal 2027 full year revenue and Adjusted EBITDA guidance as follows:
•Full year Revenue between $455 and $470 million
•Full year Adjusted EBITDA between $50 and $55 million
Conference Call Details
Aviat Networks will host a conference call at 8:30 a.m. Eastern Time (ET) on August 27, 2026, to discuss its financial and operational results for the fiscal 2026 fourth quarter ended July 3, 2026. Participating on the call will be Peter Smith, President and Chief Executive Officer; Andy Schmidt, Senior Vice President and Chief Financial Officer; Jonanna Mikulenka, Vice President and Chief Accounting Officer; and Andrew Fredrickson, Vice President, Corporate Finance. Following management's remarks, there will be a question and answer period.

Interested parties may access the conference call live via the webcast through Aviat Network's Investor Relations website at investors.aviatnetworks.com/events-and-presentations/events, or may participate via telephone by registering using this online form. Once registered, telephone participants will receive the dial-in number along with a unique PIN number that must be used to access the call. A replay of the conference call webcast will be available after the call on the Company's investor relations website.

About Aviat Networks
Aviat Networks, Inc. is the leading expert in wireless transport and access solutions and works to provide dependable products, services and support to its customers. With more than one million systems sold into 170 countries worldwide, communications service providers and private network operators including state/local government, utility, federal government and defense organizations trust Aviat with their critical applications. Coupled with a long history of microwave innovations, Aviat provides a comprehensive suite of localized professional and support services enabling customers to drastically simplify both their networks and their lives. For more than 70 years, the experts at Aviat have delivered high performance products, simplified operations, and the best overall customer experience. Aviat is headquartered in Austin, Texas. For more information, visit www.aviatnetworks.com or connect with Aviat Networks on Facebook and LinkedIn.

Forward-Looking Statements
The information contained in this Current Report on Form 8-K includes forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995, including Aviat's beliefs and expectations regarding outlook, business conditions, new product solutions, customer positioning, future orders, bookings, new contracts, cost structure, profitability in fiscal 2027, its recent acquisitions and acquisition strategy, process improvements, measures designed to improve internal controls, its ability to maintain effective internal control over financial reporting and management systems and remediate material weaknesses, plans and objectives of management, realignment plans and review of strategic alternatives and expectations regarding future revenue, gross margin, Adjusted EBITDA, operating income or earnings or loss per share. All statements, trend analyses and other information contained herein regarding the foregoing beliefs and expectations, as well as about the markets for the services and products of Aviat and trends in revenue, and other statements identified by the use of forward-looking terminology, including "anticipate," "believe," "plan," "estimate," "expect," "goal," "will," "see," "continue," "delivering," "view," and "intend," or the negative of these terms or other similar expressions, constitute forward-looking statements. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, forward-looking statements are based on estimates reflecting the current beliefs, expectations and assumptions of the senior management of Aviat regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should therefore be considered in light of various important factors, including those set forth in this document. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include the following: the disruption that the 4RF and NEC transactions may cause to customers, vendors, business partners and our ongoing business; our ability to integrate the operations of the acquired 4RF and NEC businesses with our existing operations and fully realize the expected synergies of the 4RF and NEC transactions on the expected timeline; disruptions relating to the ongoing conflict between Russia and Ukraine and the conflict in Israel and surrounding areas; continued price and margin erosion in the microwave transmission industry; the impact of the volume, timing, and customer, product, and geographic mix of our product orders; our ability to meet financial covenant requirements; the timing of our receipt of payment; our ability to meet product development dates or anticipated cost reductions of products; our suppliers' inability to perform and deliver on time, component shortages, or other supply chain constraints; the effects of inflation; customer acceptance of new products; the ability of our subcontractors to timely perform; weakness in the global economy affecting customer spending; retention of our key personnel; our ability to manage and maintain key customer relationships; uncertain economic conditions in the telecommunications sector combined with operator and supplier consolidation; our failure to protect our intellectual property rights or defend against intellectual property infringement claims; the results of our restructuring efforts; the effects of currency and interest rate risks; the ability to preserve and use our net operating loss carryforwards; the effects of current and future government regulations; general economic conditions, including uncertainty regarding the timing, pace and extent of an economic recovery in the United States and other countries where we conduct business; the conduct of unethical business practices in developing countries; the impact of political turmoil in countries where we have significant business; our ability to realize the anticipated benefits of any proposed or recent acquisitions; the impact of tariffs, the adoption of trade restrictions affecting our products or suppliers, a United States withdrawal from or significant renegotiation of trade agreements, the occurrence of trade wars, the closing of border crossings, and other changes in trade regulations or relationships; our ability to implement our stock repurchase program or that it will enhance long-term stockholder value; and the impact of adverse developments affecting the financial services industry, including events or concerns involving liquidity, defaults or non-performance by financial institutions.

For more information regarding the risks and uncertainties for Aviat's business, see “Risk Factors” in Aviat's Form 10-K for the fiscal year ended July 3, 2026 filed with the SEC on August 27, 2026, as well as other reports filed by Aviat with the SEC from time to time. Aviat undertakes no obligation to update publicly any forward-looking statement, whether written or oral, for any reason, except as required by law, even as new information becomes available or other events occur in the future.

Investor Relations:
Andrew Fredrickson
Email: investorinfo@aviatnet.com

Table 1
AVIAT NETWORKS, INC.
Fiscal Year 2026 Fourth Quarter Summary
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Twelve Months Ended
(In thousands, except per share amounts)	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
Revenues:
Product sales	$89,524	$67,405	$314,223	$287,657
Services	31,363	47,935	125,459	146,949
Total revenues	120,887	115,340	439,682	434,606
Cost of revenues:
Product sales	63,294	49,477	221,449	208,017
Services	20,349	26,397	79,942	87,153
Total cost of revenues	83,643	75,874	301,391	295,170
Gross margin	37,244	39,466	138,291	139,436
Operating expenses:
Research and development	7,238	7,434	28,401	35,768
Selling and administrative	22,384	21,134	88,509	89,482
Restructuring charges	1,800	2,019	2,144	3,611
Total operating expenses	31,422	30,587	119,054	128,861
Operating income	5,822	8,879	19,237	10,575
Interest expense, net	2,211	1,806	7,679	6,058
Other (income) expense, net	(1,290)	(3,106)	(1,661)	941
Income before income taxes	4,901	10,179	13,219	3,576
Provision for income taxes	6,177	4,982	10,680	2,235
Net (loss) income	$(1,276)	$5,197	$2,539	$1,341

Net (loss) income per share of common stock outstanding:
Basic	$(0.10)	$0.41	$0.20	$0.11
Diluted	$(0.10)	$0.40	$0.19	$0.10
Weighted-average shares outstanding:
Basic	12,920	12,709	12,847	12,681
Diluted	12,920	12,867	13,027	12,826

Table 2
AVIAT NETWORKS, INC.
Fiscal Year 2026 Fourth Quarter Summary
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(In thousands)	July 3, 2026	June 27, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$72,844	$59,690
Accounts receivable, net	192,245	180,321
Unbilled receivables	82,125	105,870
Inventories	69,005	83,979
Other current assets	23,026	33,715
Total current assets	439,245	463,575
Property, plant and equipment, net	18,776	17,453
Goodwill	19,411	19,655
Intangible assets, net	23,574	26,897
Deferred income taxes	82,064	88,149
Right of use assets	2,001	3,113
Other assets	13,891	14,454
Total long-term assets	159,717	169,721
Total assets	$598,962	$633,296
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$119,500	$148,093
Accrued expenses	34,125	38,897
Short-term lease liabilities	442	1,090
Advance payments and unearned revenue	59,943	73,735
Other current liabilities	1,243	1,757
Current portion of long-term debt	7,900	18,624
Total current liabilities	223,153	282,196
Long-term debt	89,100	68,966
Unearned revenue	9,017	8,063
Long-term lease liabilities	1,739	2,241
Other long-term liabilities	—	430
Reserve for uncertain tax positions	5,260	3,242
Deferred income taxes	3,305	4,975
Total liabilities	331,574	370,113
Commitments and contingencies
Stockholder’s equity:
Common stock	129	127
Treasury stock	(9,744)	(7,076)
Additional paid-in-capital	872,081	866,119
Accumulated deficit	(574,633)	(577,172)
Accumulated other comprehensive loss	(20,445)	(18,815)
Total stockholders’ equity	267,388	263,183
Total liabilities and stockholders’ equity	$598,962	$633,296

AVIAT NETWORKS, INC.
Fiscal Year 2026 Fourth Quarter Summary
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement the consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (GAAP), we provide additional measures of gross margin, research and development expenses, selling and administrative expenses, operating income, provision for or benefit from income taxes, net income, net income per share, and Adjusted EBITDA, in each case, adjusted to exclude certain costs, charges, gains and losses, as set forth below. We believe that these non-GAAP financial measures, when considered together with the GAAP financial measures provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionate positive or negative impact on results in any particular period. We also believe these non-GAAP measures enhance the ability of investors to analyze trends in our business and to understand our performance. In addition, we may utilize non-GAAP financial measures as a guide in our forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follow.

1We have not reconciled Adjusted EBITDA guidance to its corresponding GAAP measure due to the high variability and difficulty in making accurate forecasts and projections, particularly with respect to merger and acquisition costs and share-based compensation. In particular, share-based compensation expense is affected by future hiring, turnover, and retention needs, as well as the future fair market value of our common stock, all of which are difficult to predict and subject to change. Accordingly, reconciliations of forward-looking Adjusted EBITDA are not available without unreasonable effort.

Table 3
AVIAT NETWORKS, INC.
Fiscal Year 2026 Fourth Quarter Summary
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (1)
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended				Twelve Months Ended
	July 3, 2026	% of Revenue	June 27, 2025	% of Revenue	July 3, 2026	% of Revenue	June 27, 2025	% of Revenue
	(In thousands, except percentages and per share amounts)
GAAP gross margin	$37,244	30.8%	$39,466	34.2%	$138,291	31.5%	$139,436	32.1%
Share-based compensation	41		19		146		233
Litigation and other expenses	68		595		1,315		2,890
Non-GAAP gross margin	37,353	30.9%	40,080	34.7%	139,752	31.8%	142,559	32.8%

GAAP research and development expenses	$7,238	6.0%	$7,434	6.4%	$28,401	6.5%	$35,768	8.2%
Share-based compensation	(37)		(78)		(135)		(534)
Non-GAAP research and development expenses	7,201	6.0%	7,356	6.4%	28,266	6.4%	35,234	8.1%

GAAP selling and administrative expenses	$22,384	18.5%	$21,134	18.3%	$88,509	20.1%	$89,482	20.6%
Share-based compensation	(1,641)		(1,344)		(5,921)		(6,300)
Litigation and other expenses	(598)		(6)		(1,656)		(4,896)
Non-GAAP selling and administrative expenses	20,145	16.7%	19,784	17.2%	80,932	18.4%	78,286	18.0%

GAAP operating expense	$31,422	26.0%	$30,587	26.5%	$119,054	27.1%	$128,861	29.7%
Share-based compensation	(1,678)		(1,422)		(6,056)		(6,834)
Litigation and other expenses	(598)		(6)		(1,656)		(4,896)
Restructuring (charges) recovery	(1,800)		(2,019)		(2,144)		(3,611)
Non-GAAP operating expense	27,346	22.6%	27,140	23.5%	109,198	24.8%	113,520	26.1%

GAAP operating income	$5,822	4.8%	$8,879	7.7%	$19,237	4.4%	$10,575	2.4%
Share-based compensation	1,719		1,441		6,202		7,067
Litigation and other expenses	666		601		2,971		7,786
Restructuring charges	1,800		2,019		2,144		3,611
Non-GAAP operating income	10,007	8.3%	12,940	11.2%	30,554	6.9%	29,039	6.7%

GAAP income tax provision	$6,177	5.1%	$4,982	4.3%	$10,680	2.4%	$2,235	0.5%
Adjustment to reflect pro forma tax rate	(6,677)		(4,582)		(9,380)		(635)
Non-GAAP income tax (benefit) provision	(500)	(0.4)%	400	0.3%	1,300	0.3%	1,600	0.4%

GAAP net (loss) income	$(1,276)	(1.1)%	$5,197	4.5%	$2,539	0.6%	$1,341	0.3%
Share-based compensation	1,719		1,441		6,202		7,067
Litigation and other expenses	666		601		2,971		7,786
Restructuring charges	1,800		2,019		2,144		3,611
Other (income) expense, net	(1,290)		(3,106)		(1,661)		941
Adjustment to reflect pro forma tax rate	6,677		4,582		9,380		635
Non-GAAP net income	$8,296	6.9%	$10,734	9.3%	$21,575	4.9%	$21,381	4.9%

Diluted net (loss) income per share:
GAAP	$(0.10)		$0.40		$0.19		$0.10
Non-GAAP	$0.64		$0.83		$1.66		$1.67

Shares used in computing net income per share
GAAP	12,920		12,867		13,027		12,826
Non-GAAP	13,042		12,867		13,027		12,826

Adjusted EBITDA:
GAAP net (loss) income	$(1,276)	(1.1)%	$5,197	4.5%	$2,539	0.6%	$1,341	0.3%
Depreciation and amortization of property, plant and equipment and intangible assets	1,871		2,110		6,118		8,045
Interest expense, net	2,211		1,806		7,679		6,058
Other (income) expense, net	(1,290)		(3,106)		(1,661)		941
Share-based compensation	1,719		1,441		6,202		7,067
Litigation and other expenses	666		601		2,971		7,786
Restructuring charges	1,800		2,019		2,144		3,611
Provision for income taxes	6,177		4,982		10,680		2,235
Adjusted EBITDA	$11,878	9.8%	$15,050	13.0%	$36,672	8.3%	$37,084	8.5%

(1)
The adjustments above reconcile our GAAP financial results to the non-GAAP financial measures used by us. Our non-GAAP net income excluded share-based compensation, and other non-recurring charges (recovery). Adjusted EBITDA was determined by excluding depreciation and amortization on property, plant and equipment and intangible assets, interest, provision for or benefit from income taxes, and non-GAAP pre-tax adjustments, as set forth above, from GAAP net income. We believe that the presentation of these non-GAAP items provides meaningful supplemental information to investors, when viewed in conjunction with, and not in lieu of, our GAAP results. However, the non-GAAP financial measures have not been prepared under a comprehensive set of accounting rules or principles. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP financial measures.

Table 4
AVIAT NETWORKS, INC.
Fiscal Year 2026 Fourth Quarter Summary
SUPPLEMENTAL SCHEDULE OF REVENUE BY GEOGRAPHICAL AREA
(Unaudited)

	Three Months Ended		Twelve Months Ended
	July 3, 2026	June 27, 2025	July 3, 2026	June 27, 2025
(In thousands)
North America	$68,321	$58,017	$220,034	$207,606
International:
Africa and the Middle East	14,084	11,218	57,952	49,428
Europe	12,725	8,337	42,043	31,713
Latin America and Asia Pacific	25,757	37,768	119,653	145,859
Total international	52,566	57,323	219,648	227,000
Total revenue	$120,887	$115,340	$439,682	$434,606